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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use in the Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of our reports dated February 10, 1997 relating to the consolidated financial statements of Clearview Cinema Group, Inc.; June 4, 1997 relating to the combined financial statements of the United Artists Theatre Circuit, Inc. Theaters at Bronxville, Larchmont, Wayne, New City and Mamaroneck; October 22, 1997 relating to the combined financial statements of the Nelson Ferman Theaters at Parsippany and Roxbury; and December 4, 1997, relating to the combined financial statements of the CJM Theaters at Kin-Mall, Middlebrook, Cedar Grove and Bellevue which appear in such Proxy Statement/Prospectus.

     We also consent to the reference to us under the headings "EXPERTS" and "SELECTED HISTORICAL FINANCIAL DATA -- Clearview" and "SELECTED HISTORICAL FINANCIAL DATA OF CLEARVIEW" which appear in such Proxy Statement/Prospectus. However, it should be noted that Wiss and Company, LLP did not prepare or certify such "SELECTED HISTORICAL FINANCIAL DATA -- Clearview" and "SELECTED HISTORICAL FINANCIAL DATA OF CLEARVIEW."

                                                /s/ WISS & COMPANY, LLP

Woodbridge, New Jersey
October 27, 1995